Total Number of Pages: __                      As filed with the Securities and
                                           Exchange Commission on June   , 1996
Index to Exhibits at Page: __                        Registration No. 33-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ARTHROCARE CORPORATION
             (Exact name of registrant as specified in its charter)


                 Delaware                           94-3180312
    (State or other jurisdiction
   of incorporation or organization)     (I.R.S. Employer Identification No.)


                            595 North Pastoria Avenue
                           Sunnyvale, California 94086
                    (Address of principal executive offices)


                              INCENTIVE STOCK PLAN

                              DIRECTOR OPTION PLAN

                          EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the Plans)


                            HIRA V. THAPLIYAL, PH.D.
                      President and Chief Executive Officer
                             ArthroCare Corporation
                            595 North Pastoria Avenue
                           Sunnyvale, California 94086
            (Name, address and telephone number of agent for service)


                                   COPIES TO:
                                J. Casey McGlynn
                               Robert D. Brownell
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

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

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                       CALCULATION OF REGISTRATION FEE

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

                                              Proposed      Proposed
            Title of                           Maximum       Maximum
           Securities              Amount     Offering      Aggregate      Amount of
             to be                 to be        Price        Offering     Registration
           Registered            Registered   Per Share       Price           Fee
- --------------------------       ----------   ---------  --------------  -------------
Incentive Stock Plan
Common Stock, $.001 par value(1) 1,380,388      $21.50   $20,837,549 (2)    $7,185.36

Director Option Plan
Common Stock, $.001 par value(1)   100,000      $21.50    $2,129,000 (3)      $734.14

Employee Stock Purchase Plan
Common Stock, $.001 par value(1)   145,699      $21.50    $2,662,649 (4)    $  918.15


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(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this
     Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Computation based in part on the weighted average exercise price per share of $4.37 as to 516,100 outstanding but unexercised options to purchase Common Stock under the Incentive Stock Plan. Balance of registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 864,288 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on June 17, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) Computation based in part on the weighted average exercise price per share of $19.75 as to 12,000 outstanding but unexercised options to purchase Common Stock under the Director Option Plan. Balance of registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 88,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on June 17, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(4) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on June 17, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Excercise Date, whichever is lower.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The audited financial statements for the Registrant's fiscal year ended December 31, 1995 contained in the Prospectus filed pursuant to Rule 424(b)(1) under the Securities Act of 1933 on February 6, 1996.

     (b) The Form 10-Q of the Registrant filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on May 10, 1996.

     (c) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 14, 1995.

     (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of the date hereof, certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own 10,500 shares of the Registrant's Common Stock. J. Casey McGlynn and Robert D. Brownell, members of such firm, are Secretary and Assistant Secretary, respectively, of the Registrant.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities

Act of 1933 (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


Item 8.   EXHIBITS.

    Exhibit
    Number                    Document
  ----------   ----------------------------------------------------------------


     4.1*      Certificate of Incorporation of Registrant

     4.2*      Bylaws of Registrant

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered

     10.2*     Incentive Stock Plan and form of Stock Option Agreement

     10.3*     Director Option Plan

     10.4*     Employee Stock Purchase Plan and form of Subscription Agreement

     24.1      Consent of Coopers & Lybrand LLP, Independent Auditors

     24.2      Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
               Exhibit 5.1 hereto)

     25.1      Power of Attorney (see page II-5)

- ------------------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-80453), effective February 5, 1996


Item 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on June 17, 1996.

                              ARTHROCARE CORPORATION


                              By:  /s/ A. LARRY TANNENBAUM
                                   -------------------------------------------
                                   A. Larry Tannenbaum
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                              By:  /s/ HIRA V. THAPLIYAL
                                   -------------------------------------------
                                   Hira V. Thapliyal
                                   President and Chief Executive Officer
                                   (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Larry Tannenbaum and Hira V. Thapliyal, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.




           SIGNATURE                       TITLE                   DATE


/s/  ANNETTE CAMPBELL-WHITE              Director*             June 17, 1996
- -----------------------------------
     Annette Campbell-White

/s/  PHILIP E. EGGERS                    Director*             June 17, 1996
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     Philip E. Eggers


                                         Director*             June   , 1996
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     C. Raymond Larkin, Jr.

/s/  JOHN S. LEWIS                       Director*             June 17, 1996
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     John S. Lewis


/s/  ROBERT R. MOMSEN                    Director*             June 17, 1996
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     Robert R. Momsen

/s/  HIRA V. THAPLIYAL                   Director*             June 17, 1996
- -----------------------------------
     Hira V. Thapliyal

* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant. Option grants under the Director Option Plan, however, are automatic.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                 --------------

                                    EXHIBITS

                                 --------------



                       REGISTRATION STATEMENT ON FORM S-8

                             ARTHROCARE CORPORATION

                                INDEX TO EXHIBITS



                                                                                  Sequentially
Exhibit                                                                             Numbered
Number         Description                                                            Page
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
5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered

24.1      Consent of Coopers & Lybrand LLP, Independent Auditors

24.2      Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
          Exhibit 5.1 hereto)

25.1      Power of Attorney (see Page II-5)
